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                                                                 EXHIBIT 10(xix)

                       KULICKE AND SOFFA INDUSTRIES, INC.

                      2001 EMPLOYEE INCENTIVE STOCK OPTION
                       AND NON-QUALIFTED STOCK OPTION PLAN
               (As Amended and Restated Effective March 21, 2003)

                                    SECTION 1
                                     PURPOSE

         This KULICKE AND SOFFA INDUSTRIES, INC. 2001 EMPLOYEE STOCK OPTION PLAN ("Plan") is intended to provide a means whereby KULICKE AND SOFFA INDUSTRIES, INC. ("Company") and any Subsidiary (as hereinafter defined) may, through the grant of incentive stock options and non-qualified stock options (collectively, "Options") to officers and other Key Employees (as defined in Section 3), attract and retain such Key Employees and motivate such Key Employees to exercise their best efforts on behalf of the Company and of any Subsidiary.

         As used in the Plan, the term "incentive stock options" ("ISOs") means Options which qualify as incentive stock options within the meaning of section 422 of the Internal Revenue Code of 1986, as amended ("Code"), at the time they are granted and which are either designated as ISOs in the Grant Letters (as hereinafter defined) covering such Options or which are designated as ISOs by the Committee (as defined in Section 2 hereof) at the time of grant. The term "non-qualified stock options" ("NQSOs") means all other Options granted under the Plan. The term "Subsidiary" means any corporation (whether or not in existence at the time the Plan is adopted) which, at the time an Option is granted, is a subsidiary of the Company under the definition of "subsidiary corporation" contained in section 424(f) of the Code. With respect to NQSOs, the term Subsidiary shall also mean any trade or business (whether or not incorporated and whether or not in existence at the time the Plan is adopted) in which, at the time the NQSO is granted, the Company owns a more than 50% equity interest.

                                    SECTION 2
                                 ADMINISTRATION

         The Plan shall be administered by the Company's Compensation Committee ("Committee"), which shall consist solely of not fewer than two (2) "non-employee directors" (within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, or any successor thereto) of the Company who are also "outside directors" (within the meaning of Treas. Reg. Section 1.162-27(e)(3), or any successor thereto), who shall be appointed by, and shall serve at the pleasure of, the Company's Board of Directors ("Board"). Each member of such Committee, while serving as such, shall be deemed to be acting in his or her capacity as a director of the Company.

         The Committee shall have the authority, subject to the terms of the Plan, to select the persons to be granted ISOs and NQSOs under the Plan, to grant Options on behalf of the

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Company, and to set the date of grant and the other terms of such Options. The
Committee may correct any defect, supply any omission and reconcile any inconsistency in the Plan and in any Option granted hereunder in the manner and to the extent it shall deem desirable. The Committee also shall have the authority to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to amend, modify or rescind any such rules and regulations, and to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its Subsidiaries and shareholders and all officers and employees and former officers and employees, and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them. The Committee may delegate to the Office of the President and/or to other senior officers of the Company its duties under the Plan pursuant to such conditions or limitations as the Committee may establish, except that only the Committee may make any awards to or determinations regarding grants to employees who are subject to Section 16 of the Securities Exchange Act of 1934.

         No member of the Board or the Committee, and no delegate of the Committee, shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted hereunder.

                                    SECTION 3
                                   ELIGIBILITY

         The class of employees who shall be eligible to receive Options under the Plan shall be the Key Employees (including any directors who also are Key Employees) of the Company and/or of a Subsidiary. Key Employees of the Company and/or of a Subsidiary which is a "subsidiary corporation" (within the meaning of section 424(f) of the Code) of the Company shall be eligible to receive ISOs and/or NQSOs. Key Employees of a Subsidiary which is not a "subsidiary corporation" (within the meaning of section 424(f) of the Code) shall be eligible to receive NQSOs only. A "Key Employee" is an officer or other employee who occupies a responsible executive, professional, managerial or administrative position and who the Committee believes has the capacity to contribute to the long-term success of the Company and its Subsidiaries. More than one Option may be granted to a Key Employee under the Plan.

                                    SECTION 4
                                      STOCK

         The number of shares of common stock of the Company, no par value ("Common Shares"), that may be subject to Options under the Plan shall be 4,000,000 shares, subject to adjustment as hereinafter provided. Shares issuable under the Plan may be authorized but unissued shares or reacquired shares, as the Company may determine from time to time. Any Common Shares subject to an Option which expires or otherwise terminates for any reason whatever (including, without limitation, the Key Employee's surrender thereof) without having been exercised shall continue to be available for the granting of Options under the Plan.

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         Notwithstanding anything in this Plan to the contrary, no Key Employee shall receive Options for more than 600,000 Common Shares under the Plan. If an Option is cancelled, the Common Shares covered by the cancelled Option shall be counted against such maximum number of shares for which Options may be granted to a single Key Employee.

                                    SECTION 5

                                  ANNUAL LIMIT

         (a) ISOs. The aggregate Fair Market Value (determined as of the date the ISO is granted) of the Common Shares with respect to which ISOs become exercisable for the first time by a Key Employee during any calendar year (under this Plan and any other ISO plan of the Company, of any parent corporation (within the meaning of section 424(e) of the Code ("Parent")), or of any subsidiary corporation (within the meaning of section 424(f) of the Code) shall not exceed $100,000. The term "Fair Market Value" shall mean the value of the Common Shares arrived at by a good faith determination of the Committee and shall be:

                  (1) The quoted closing price, if there is a market for and there are sales of Common Shares on a registered securities exchange or in an over the counter market, on the date specified;

                  (2) The weighted average of the quoted closing prices on the nearest date before and the nearest date after the specified date, if there are no sales of Common Shares on the specified date but there are such sales on dates within a reasonable period both before and after the specified date;

                  (3) The mean between the bid and asked prices, as reported by the National Quotation Bureau on the specified date, if actual sales are not available during a reasonable period beginning before and ending after the specified date; or

                  (4) Such other method of determining Fair Market Value as shall be authorized by the Code, or the rules or regulations thereunder, and adopted by the Committee.

                  Where the Fair Market Value of Common Shares is determined under (2) above, the average of the closing prices on the nearest sales date before and the nearest date after the specified date shall be weighted inversely by the respective numbers of trading days between the dates of reported sales and the specified date (i.e., the valuation date), in accordance with Treasury Regulation Section 20.2031-2(b)(1), or any successor thereto, under the Code.

         (b) OPTIONS OVER ANNUAL LIMIT. If an Option intended as an ISO is granted to a Key Employee and such Option may not be treated in whole or in part as an ISO pursuant to the limitation in (a) above, such Option shall be treated as an ISO to the extent it may be so treated under such limitation and as an NQSO as to the remainder. For purposes of determining whether an ISO would cause such limitation to be exceeded, ISOs shall be taken into account in the order granted.

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         (c)      NQSOs. The annual limit set forth above for ISOs shall not apply to NQSOs.

                                    SECTION 6
                                     OPTIONS

         (a) GRANTING OF OPTIONS. From time to time until the expiration or earlier suspension or discontinuance of the Plan, the Committee may, on behalf of the Company, grant to Key Employees under the Plan such Options as it determines are warranted, subject to the limitations of the Plan; provided, however, that grants of ISOs and NQSOs shall be separate and not in tandem i.e., a Key Employee's exercise of an ISO shall not affect his or her right to exercise an NQSO, and vice versa). The granting of an Option under the Plan shall not be deemed either to entitle the Key Employee to, or to disqualify the Key Employee from, any participation in any other grant of Options under the Plan. In making any determination as to whether a Key Employee shall be granted an Option and as to the number of shares to be covered by such Option, the Committee shall take into account the duties of the Key Employee, the Committee's views as to his or her present and potential contributions to the success of the Company or a Subsidiary, and such other factors as the Committee shall deem relevant in accomplishing the purposes of the Plan. Moreover, the Committee may determine that the Grant Letter (as defined below) shall provide that said Option may be exercised only if certain conditions, as determined by the Committee, are fulfilled.

         (b) TERMS AND CONDITIONS OF OPTIONS. The Options granted pursuant to the Plan shall specify whether they are ISOs or NQSOS; however, if the Option is not designated in the Grant Letter as an ISO or NQSO, the Option shall constitute an ISO if it complies with the terms of section 422 of the Code, and otherwise, it shall constitute an NQSO. In addition, the Options granted pursuant to the Plan shall include expressly or by reference the following terms and conditions, as well as such other provisions not inconsistent with the provisions of this Plan as the Committee shall deem desirable, and for ISOs granted under this Plan, the provisions of section 422(b) of the Code:

                  (1) NUMBER OF SHARES. A statement of the number of Common Shares to which the Option pertains.

                  (2) PRICE. A statement of the Option exercise price, which shall be determined and fixed by the Committee in its discretion at the time of grant, but shall not be less than 100% (110% in the case of an ISO granted to a more than 10% shareholder as provided in Subsection (10) below) of the Fair Market Value of the optioned Common Shares on the date the Option is granted.

                  (3)      TERM.

                           (A)      ISOs. Subject to earlier termination as
provided in Subsections (5) through (8) below, the term of each ISO shall be not more than 10 years (5 years in the case of a more than 10% shareholder as provided in Subsection (10) below) from the date of grant.

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                           (B)      NQSQs. Subject to earlier termination as
provided in Subsections (5) through (8) below, the term of each NQSO shall be not more than 10 years from the date of grant, unless otherwise provided in the applicable grant letter.

                  (4)      EXERCISE.

                           (A)      GENERAL. Options shall be exercisable in
such installments, on such dates, and/or upon fulfillment of such other conditions as the Committee may specify, provided, however, that Options granted prior to October 2, 2001, shall be exercisable in such installments commencing not less than 12 months from the date of grant; and further provided that:

                                    (i)      In the case of new Options granted
to a Key Employee in replacement for options (whether granted under this Plan or otherwise) held by the Key Employee, the new Options may be made exercisable, if so determined by the Committee, in its discretion, at the earliest date the replaced options were exercisable; and

                                    (ii)     The Committee may accelerate the
exercise date of any outstanding Options in its discretion, if it deems such acceleration to be desirable.

                  Any Common Shares the right to the purchase of which has accrued under an Option may be purchased at any time up to the expiration or termination of the Option. Exercisable Options may be exercised, in whole or in part, from time to time by giving written notice of exercise to the Company at its principal office, specifying the number of Common Shares to be purchased and accompanied by payment in full of the aggregate Option exercise price for such shares. Options may not be exercised in installments of less than 25 shares, unless such Option is exhausted upon its exercise. Only full shares shall be issued under the Plan, and any fractional share which might otherwise be issuable upon the exercise of an Option granted hereunder shall be forfeited.

                           (B)      MANNER OF PAYMENT. The Option price shall be
payable:

                                    (i)      In cash or its equivalent;

                                    (ii)     In Common Shares previously
acquired by the Key Employee; provided that if such Common Shares were acquired through the exercise of an ISO or NQSO, such shares have been held by the Key Employee for such period of time as required to be considered "mature" shares for purposes of accounting treatment; or

                                    (iii)    In any combination of (i) and (ii)
above.

                  (5) TERMINATION OF EMPLOYMENT. If a Key Employee's employment by the Company (and Subsidiaries) is terminated by either party prior to the expiration date fixed for his or her Option for any reason other than death, disability, Retirement or Cause (as hereinafter defined), such Option may be exercised, to the extent of the number of shares with respect to which the Key Employee could have exercised it on the date of such termination, or to any

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greater extent permitted by the Committee, by the Key Employee at any time prior to the earlier of:

                           (A)      The expiration date specified in such
Option; or

                           (B)      Three months after the date of such
termination of employment.

                  If a Key Employee's employment by the Company (and Subsidiaries) is terminated for Cause, all Options held by the Key Employee shall terminate concurrently with receipt by the Optionee of oral or written notice that his or her employment has been terminated. For purposes of this Plan, termination for Cause shall include termination by reason of any dishonest or illegal act, or any willful refusal or failure to perform duties properly assigned.

                  For purposes of this Plan, if a Key Employee's relationship is with a Subsidiary, and not the Company (i.e., he or she is a Key Employee of a Subsidiary and not the Company), the Key Employee shall incur a termination of employment when such entity ceases to be a Subsidiary, unless the Committee determines otherwise.

                  (6) EXERCISE UPON RETIREMENT OF KEY EMPLOYEE. If a Key Employee' s employment is terminated prior to the expiration date fixed for his or her Option by reason of Retirement (as hereinafter defined), such Option shall accelerate and may be exercised, to the extent it remains unexercised on the date of such Retirement, by the Key Employee at any time prior to the earlier of:

                           (A)      The expiration date specified in such
Option; or

                           (B)      One year after the date of such Retirement.

                  For purposes of this Plan, Retirement shall mean, effective for options granted on or after February 12, 2002, a Key Employee's retirement from the Company and its Subsidiaries at or after attaining age 50 and completing at least three years of employment with the Company and its Subsidiaries, provided the sum of the Employee's age and years of employment with the Company and its Subsidiaries equals or exceeds 60. With respect to options granted prior to February 12, 2002, Retirement shall mean a Key Employee's retirement from the Company and its Subsidiaries at or after attaining age 65 and completing at least five years of employment with the Company and its Subsidiaries, or before such time if expressly agreed to by the Company. The Office of the President of the Company shall have the authority to grant requests for termination on account of Retirement under the Plan, provided the age and employment requirements of the applicable standard are met.

                  (7) EXERCISE UPON DISABILITY OF KEY EMPLOYEE. If a Key Employee shall become disabled (within the meaning of section 22(e)(3) of the Code) during his or her employment and, prior to the expiration date fixed for his or her Option, his or her employment is terminated as a consequence of such disability, such Option shall accelerate and may be exercised, to the extent it remains unexercised on the date of such termination, by the Key Employee at any time prior to the earlier of:

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                           (A)      The expiration date specified in such
Option; or

                           (B)      One year after the date of such termination
of employment.

                  In the event of the Key Employee's legal disability, such Option may be so exercised by the Key Employee's legal representative.

                  (8) EXERCISE UPON DEATH OF KEY EMPLOYEE. If a Key Employee shall die during his or her employment and prior to the expiration date fixed for his or her Option, or if a Key Employee whose employment is terminated for any reason shall die following his or her termination of employment but prior to the earliest of:

                           (A)      The expiration date fixed for his or her
Option;

                           (B)      The expiration of the period determined
under Subsections (5), (6) (if applicable), and (7) above; or

                           (C)      In the case of an ISO which is to remain an
ISO, three months following termination of employment;

his or her Option shall accelerate and may be exercised, to the extent it remains unexercised on the date of his or her death, by the Key Employee's estate, personal representative or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Key Employee, at any time prior to the earlier of:

                                    (i)      The expiration date specified in
such Option; or

                                    (ii)     One year after the date of death.

                  (9) RIGHTS AS A SHAREHOLDER. A Key Employee shall have no rights as a shareholder with respect to any shares covered by his or her Option until the issuance of a stock certificate to him or her for such shares.

                  (10) TEN PERCENT SHAREHOLDER. If the Key Employee owns more than 10% of the total combined voting power of all shares of stock of the Company or of a Subsidiary or Parent at the time an ISO is granted to such Key Employee, the Option exercise price for the ISO shall be not less than 110% of the Fair Market Value of the optioned Common Shares on the date the ISO is granted, and such ISO, by its terms, shall not be exercisable after the expiration of five years after the date the ISO is granted. The conditions set forth in this Subsection (10) shall not apply to NQSOS.

         (c) GRANT LETTERS. Options granted under the Plan shall be evidenced by written documents ("Grant Letters") in such form as the Committee shall, from time to time, approve, which Grant Letters shall contain such provisions, not inconsistent with the provisions of the Plan, for NQSOs granted pursuant to the Plan, and such conditions, not inconsistent with section

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422(b) of the Code or the provisions of the Plan, for ISOs granted pursuant to the Plan, as the Committee shall deem advisable, and which Grant Letters shall specify whether the Option is an ISO or NQSO; provided, however, if the Option is not designated in the Grant Letter as an ISO or NQSO, the Option shall constitute an ISO if it complies with the terms of section 422 of the Code, and otherwise, it shall constitute an NQSO. Each Key Employee shall be bound by the terms of the Grant Letter.

                                    SECTION 7
                               CAPITAL ADJUSTMENTS

         The number of shares which may be issued under the Plan, the maximum number of shares with respect to which Options may be granted to any Key Employee under the Plan, both as stated in Section 4 hereof, and the number of shares issuable upon exercise of outstanding Options under the Plan (as well as the Option exercise price per share under such outstanding Options) shall, subject to the provisions of section 424(a) of the Code, be adjusted, as may be deemed appropriate by the Committee, to reflect any stock dividend, stock split, share combination, or similar change in the capitalization of the Company.

         In the event of a corporate transaction (as that term is described in section 424(a) of the Code and the Treasury Regulations issued thereunder as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), each outstanding Option shall be assumed by the surviving or successor corporation; provided, however, that in the event of a proposed corporate transaction, the Committee may terminate all or a portion of the outstanding Options if it determines that such termination is in the best interests of the Company. If the Committee decides to terminate outstanding Options, the Committee shall give each Key Employee holding an Option to be terminated not less than ten days' notice prior to any such termination by reason of such a corporate transaction, and any such Option which is to be so terminated shall become fully exercisable and may be exercised up to, and including the date immediately preceding such termination.

         The Committee also may, in its discretion, change the terms of any outstanding Option to reflect any such corporate transaction, provided that, in the case of ISOs which are to remain ISOs, such change is excluded from the definition of a "modification" under section 424(h) of the Code unless the Option holder consents to such change.

                                    SECTION 8
                                CHANGE IN CONTROL

         All Options shall become fully vested and exercisable upon a Change in Control of the Company. "Change in Control" shall mean any of the following events:

         (a) An acquisition (other than directly from the Company) of any voting securities of the Company ("Voting Securities") by any "Person" (as such term is used for purposes of section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"))

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immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 50% or more of the combined voting power of all then outstanding Voting Securities, provided, however, that any such acquisition approved by two-thirds of the Incumbent Board (as hereinafter defined) shall not be deemed to be a Change in Control;

         (b) The individuals who, as of December 18, 2000, are members of the Company's Board of Directors (the "Incumbent Board") cease for any reason to constitute at least two-thirds of the Board of Directors; provided, however, that if the election, or nomination for election by the shareholders, of any new director was approved by a vote of at least two-thirds of the members of the Board of Directors who constitute Incumbent Board members, such new directors shall for all purposes be considered as members of the Incumbent Board as of December 18, 2000; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

         (c) Approval by shareholders of the Company of (1) a merger or consolidation involving the Company if the shareholders of the Company immediately before such merger or consolidation do not own, directly or indirectly, immediately following such merger or consolidation more than 50% of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation or (2) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company; or

         (d) Acceptance of shareholders of the Company of shares in a share exchange if the shareholders of the Company immediately before such share exchange do not own, directly or indirectly, immediately following such share exchange more than 50% of the combined voting power of the outstanding Voting Securities of the corporation resulting from such share exchange in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such share exchange.

                                    SECTION 9
                     AMENDMENT OR DISCONTINUANCE OF THE PLAN

         At any time and from time to time, the Board may suspend or terminate the Plan or amend it, and the Committee may amend any outstanding Options, in any respect whatsoever, except that the following amendments shall require the approval by the affirmative votes of holders of at least a majority of the shares present, or represented, and entitled to vote at a duly held meeting of shareholders of the Company:

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         (a)      With respect to ISOs, any amendment which would:

                  (1) Change the class of employees eligible to participate in the Plan;

                  (2) Except as permitted under Section 7 hereof, increase the maximum number of Common Shares with respect to which ISOs may be granted under the Plan; or

                  (3) Extend the duration of the Plan under Section 10 hereof with respect to any ISOs granted hereunder; and

         (b) Any amendment which would require shareholder approval pursuant to Treasury Regulation Section 1.162-27(e)(4)(vi), or any successor thereto.

         Notwithstanding the foregoing, no such suspension, discontinuance or amendment shall materially impair the rights of any holder of an outstanding Option without the consent of such holder.

                                   SECTION 10
                               TERMINATION OF PLAN

         Unless earlier terminated as provided in the Plan, the Plan and all authority granted hereunder shall terminate absolutely at 12:00 midnight on December 17, 2010, which date is within ten years after the date the Plan was adopted by the Board, and no Options hereunder shall be granted thereafter. Nothing contained in this Section 10, however, shall terminate or affect the continued existence of rights created under Options issued hereunder and outstanding on December 17, 2010 which by their terms extend beyond such date.

                                   SECTION 11
                                 EFFECTIVE DATE

         This Plan became effective on December 18, 2000 (the date the Plan was adopted by the Board); provided, however, that if the Plan is not approved by the shareholders in the manner described in Section 9 within 12 months after such date, the Plan and all Options granted hereunder shall be null and void. As amended and restated, this Plan shall be effective March 21, 2003.

                                   SECTION 12
                                  MISCELLANEOUS

         (a) GOVERNING LAW. The Plan and the Grant Letters entered into, and the Options granted thereunder, shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the operation of, and the rights of Key Employees under, the Plan, the

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Grant Letters, and the Options shall be governed by applicable federal law and otherwise by the laws of the Commonwealth of Pennsylvania.

         (b) RIGHTS. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any individual any right to be granted an Option, or any other right hereunder, unless and until the Committee shall have granted such individual an Option, and then his or her rights shall be only such as are provided by this Plan and the Grant Letter.

         Any Option under the Plan shall not entitle the holder thereof to any rights as a shareholder of the Company prior to the exercise of such Option and the issuance of the shares pursuant thereto. Further, notwithstanding any provisions of the Plan or any Grant Letter with a Key Employee, the Company shall have the right, in its discretion, to retire a Key Employee at any time pursuant to its retirement rules or otherwise to terminate his or her employment at any time for any reason whatsoever.

         (c) NO OBLIGATION TO EXERCISE OPTION. The granting of an Option shall impose no obligation upon a Key Employee to exercise such Option.

         (d) NON-TRANSFERABILITY. No Option which is to remain an ISO and, except as otherwise provided by the Committee, no other Option shall be assignable or transferable by the Key Employee otherwise than by will or by the laws of descent and distribution, and subject to the preceding clause, during the lifetime of the Key Employee, any Options shall be exercisable only by him or her or by his or her guardian or legal representative. If a Key Employee is married at the time of exercise of an Option and if the Key Employee so requests at the time of exercise, the certificate or certificates issued shall be registered in the name of the Key Employee and the Key Employee's spouse, jointly, with right of survivorship.

         (e) WITHHOLDING AND USE OF SHARES TO SATISFY TAX OBLIGATIONS. The obligation of the Company to deliver Common Shares to a Key Employee pursuant to any Option under the Plan shall be subject to applicable federal, state and local tax withholding requirements.

         With respect to Options granted under the Plan, in order to satisfy the withholding requirements of applicable federal tax laws, Key Employees may satisfy the minimum required federal withholding tax, in whole or in part, by returning to the Company Common Shares, which shares shall be valued, for this purpose, at their Fair Market Value on the date of exercise of the Option (or if later, the date on which the Key Employee recognizes ordinary income with respect to such exercise) ("Determination Date"). Alternatively, the Committee, in its discretion, may permit the Key Employee to satisfy the minimum required federal withholding tax, in whole or in part, by electing to have the Company withhold Common Shares. An election to use Common Shares to satisfy tax withholding requirements must be made in compliance with and subject to any withholding rules adopted by the Committee. The Committee may limit the number of shares withheld to satisfy the tax withholding requirements to the extent necessary to avoid adverse accounting consequences. In the event Common Shares acquired under the exercise of an Option, granted under this Plan or any other plan of the Company, are used to satisfy such withholding requirement, such Common Shares must have been held by the Key

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Employee for such period of time as required to be considered "mature" shares for purposes of accounting treatment.

         (f) LISTING AND REGISTRATION OF SHARES. Each Option shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the purchase or vesting of shares thereunder, or that action by the Company or by the Key Employee should be taken in order to obtain an exemption from any such requirement, no such Option may be exercised, in whole or in part, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Committee. Without limiting the generality of the foregoing, each Key Employee or his or her legal representative or beneficiary may also be required to give satisfactory assurance that shares purchased upon exercise of an Option are being purchased for investment and not with a view to distribution, and certificates representing such shares may be legended accordingly.

         (g) MODIFICATION OF OPTION. Notwithstanding any provision of this Plan to the contrary (other than Section 7), the option price of an outstanding Option shall not, without the prior approval of the Company's stockholders, be reduced whether through amendment, cancellation, replacement grants, or other similar means; provided, however, that this shall not preclude the grant, in accordance with the provisions of this Plan, of additional Options: (1) not in replacement, in whole or in part, of cancelled Options, or (2) following expiration of Options.

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